UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 3, 2003

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Item 5.    Other.

On September 3, 2002, Omega Protein Corporation (the “Company”) issued a press release relating to an unsolicited letter proposal for acquisition of the Company’s outstanding shares received from Ferrari Investments that had been received by the Company and posted on an internet website, and stating that the Company had no substantive information regarding the credibility of the information in the letter but was requesting additional information. The text of the press release is attached as Exhibit 99.1.

On September 5, 2003, the Company issued a press release containing a statement regarding the previously disclosed acquisition proposal letter from Ferrari Investments, to the effect that at this point the Board of Directors of the Company believes that the letter from Ferrari Investments does not represent a credible proposal. The text of the press release is attached as Exhibit 99.2.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit No.	Description of Exhibit

99.1	Text of Press Release, dated September 3, 2003, titled “Omega Protein Corporation Receives Letter Proposal.

99.2	Text of Press Release, dated September 5, 2003, titled “Omega Protein Determines That Ferrari Investments Proposal is Not Credible.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: September 5, 2003	/S/ JOHN D. HELD
John D. Held Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Text of Press Release, dated September 3, 2003, titled “Omega Protein Corporation Receives Letter Proposal.”

99.2	Text of Press Release, dated September 5, 2003, titled “Omega Protein Determines That Ferrari Investments Proposal is Not Credible.”